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                                  ASTOR CORPORATION

                                       ISSUER,

                                         AND

                               ASTOR HOLDINGS II, INC.

                                         AND

                         STATE STREET BANK AND TRUST COMPANY,

                                       TRUSTEE


                                  ------------------


                                      INDENTURE



                             Dated as of October 8, 1996


                                  ------------------


                      10 1/2% Senior Subordinated Notes due 2006

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 8, 1996





     Trust Indenture                                         Indenture
       Act Section                                            Section
     ---------------                                         ---------

      Section  310(a)(1)      . . . . . . . . . . . . . . .    7.10
                  (a)(2)      . . . . . . . . . . . . . . .    7.10
                  (a)(3)      . . . . . . . . . . . . . . .    Not Applicable
                  (a)(4)      . . . . . . . . . . . . . . .    Not Applicable
                  (b)         . . . . . . . . . . . . . . .    7.10
                                                               7.8

      Section  311(a)         . . . . . . . . . . . . . . .    7.11
                  (b)         . . . . . . . . . . . . . . .    7.11

      Section  312(a)         . . . . . . . . . . . . . . .    2.5
                  (b)         . . . . . . . . . . . . . . .    14.3
                  (c)         . . . . . . . . . . . . . . .    14.3

      Section  313(a)         . . . . . . . . . . . . . . .    7.6
                  (b)         . . . . . . . . . . . . . . .    7.6
                  (c)         . . . . . . . . . . . . . . .    7.6
                  (d)         . . . . . . . . . . . . . . .    7.6

      Section  314(a)         . . . . . . . . . . . . . . .    4.7
                  (a)(4)      . . . . . . . . . . . . . . .    1.1
                                                               4.6
                  (b)         . . . . . . . . . . . . . . .    Not Applicable
                  (c)(1)      . . . . . . . . . . . . . . .    14.4
                  (c)(2)      . . . . . . . . . . . . . . .    14.4
                  (c)(3)      . . . . . . . . . . . . . . .    Not Applicable
                  (d)         . . . . . . . . . . . . . . .    Not Applicable
                  (e)         . . . . . . . . . . . . . . .    4.6

      Section  315(a)         . . . . . . . . . . . . . . .    7.1
                  (b)         . . . . . . . . . . . . . . .    7.5
                  (c)         . . . . . . . . . . . . . . .    7.1
                  (d)         . . . . . . . . . . . . . . .    7.1
                  (e)         . . . . . . . . . . . . . . .    6.13

     Trust Indenture                                         Indenture
       Act Section                                            Section
     ---------------                                         ---------

      Section  316(a)         . . . . . . . . . . . . . . .    1.1
                  (a)(1)(A)   . . . . . . . . . . . . . . .    6.2
                                                               6.11
                  (a)(1)(B)   . . . . . . . . . . . . . . .    6.12
                  (a)(2)      . . . . . . . . . . . . . . .    Not Applicable
                  (b)         . . . . . . . . . . . . . . .    6.8
                  (c)         . . . . . . . . . . . . . . .    9.4

      Section  317(a)(1)      . . . . . . . . . . . . . . .    6.3
                  (a)(2)      . . . . . . . . . . . . . . .    6.4
                  (b)         . . . . . . . . . . . . . . .    2.4

      Section  318(a)         . . . . . . . . . . . . . . .    1.1
                                                               1.2
                                                               1.3

                                  TABLE OF CONTENTS
                                                                            Page


  ARTICLE I


  DEFINITIONS AND INCORPORATION BY REFERENCE

  SECTION 1.1   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 1
  SECTION 1.2   INCORPORATION BY REFERENCE OF TIA. . . . . . . . . . . . . .26
  SECTION 1.3   RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . .27

  ARTICLE II

  THE NOTES

  SECTION 2.1   FORM AND DATING. . . . . . . . . . . . . . . . . . . . . . .27
  SECTION 2.2   EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . . . .28
  SECTION 2.3   REGISTRAR AND PAYING AGENT . . . . . . . . . . . . . . . . .29
  SECTION 2.4   PAYING AGENT TO HOLD ASSETS IN TRUST . . . . . . . . . . . .30
  SECTION 2.5   NOTEHOLDER LISTS . . . . . . . . . . . . . . . . . . . . . .30
  SECTION 2.6   TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . . . .30
  SECTION 2.7   REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . . . .36
  SECTION 2.8   OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . . . .36
  SECTION 2.9   TREASURY NOTES . . . . . . . . . . . . . . . . . . . . . . .37
  SECTION 2.10  TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . .37
  SECTION 2.11  CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . .37
  SECTION 2.12  DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . .38

  ARTICLE III

  REDEMPTION

  SECTION 3.1   RIGHT OF REDEMPTION. . . . . . . . . . . . . . . . . . . . .39
  SECTION 3.2   NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . . . .40
  SECTION 3.3   SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . . . .40
  SECTION 3.4   NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . . . .40
  SECTION 3.5   EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . . . .42
  SECTION 3.6   DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . . .42
  SECTION 3.7   NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . . . .43

  ARTICLE IV

  COVENANTS

  SECTION 4.1   PAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . .43
  SECTION 4.2   MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . .43
  SECTION 4.3   CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . .44

                                                                            Page
                                                                            ----

  SECTION 4.4   PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . . .44
  SECTION 4.5   MAINTENANCE OF PROPERTIES AND INSURANCE. . . . . . . . . . .45
  SECTION 4.6   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT. . . . . . . . . .45
  SECTION 4.7   REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . .46
  SECTION 4.8   STATUS AS INVESTMENT COMPANY . . . . . . . . . . . . . . . .47
  SECTION 4.9   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
                STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
  SECTION 4.10  RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . .49
  SECTION 4.11  DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . .53
  SECTION 4.12  ANTI-LAYERING. . . . . . . . . . . . . . . . . . . . . . . .54
  SECTION 4.13  ASSET SALES AND SALES OF SUBSIDIARY STOCK. . . . . . . . . .55
  SECTION 4.14  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . .59
  SECTION 4.15  TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . .59
  SECTION 4.16  LINE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .61
  SECTION 4.17  FUTURE SUBSIDIARY GUARANTORS . . . . . . . . . . . . . . . .61
  SECTION 4.18  WAIVER OF STAY, EXTENSION OR USURY LAWS. . . . . . . . . . .62


  ARTICLE V

  SUCCESSOR CORPORATION

  SECTION 5.1   LIMITATION ON MERGER, CONSOLIDATION OR SALE OF ASSETS. . . .62
  SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . . . .63


  ARTICLE VI

  EVENTS OF DEFAULT AND REMEDIES

  SECTION 6.1   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .64
  SECTION 6.2   ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT. . .67
  SECTION 6.3   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . .69
  SECTION 6.4   TRUSTEE MAY FILE PROOFS OF CLAIM.. . . . . . . . . . . . . .69
  SECTION 6.5   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES . . .70
  SECTION 6.6   PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . .71
  SECTION 6.7   LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . . . .71
  SECTION 6.8   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM,
                INTEREST AND LIQUIDATED DAMAGES. . . . . . . . . . . . . . .72

                                                                            Page
                                                                            ----

  SECTION 6.9   RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . . . .72
  SECTION 6.10  DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . . . .73
  SECTION 6.11  CONTROL BY HOLDERS . . . . . . . . . . . . . . . . . . . . .73
  SECTION 6.12  WAIVER OF PAST DEFAULT . . . . . . . . . . . . . . . . . . .73
  SECTION 6.13  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . . .74
  SECTION 6.14  RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . . . .74


  ARTICLE VII

  TRUSTEE

  SECTION 7.1   DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . .75
  SECTION 7.2   RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . .76
  SECTION 7.3   INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . .77
  SECTION 7.4   TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . . . .77
  SECTION 7.5   NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .77
  SECTION 7.6   REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . . . .78
  SECTION 7.7   COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . . . .78
  SECTION 7.8   REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . . . .79
  SECTION 7.9   SUCCESSOR TRUSTEE BY MERGER, ETC.. . . . . . . . . . . . . .80
  SECTION 7.10  ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . . . .81
  SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . . . .81


  ARTICLE VIII

  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  SECTION 8.1   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE . .81
  SECTION 8.2   LEGAL DEFEASANCE AND DISCHARGE . . . . . . . . . . . . . . .81
  SECTION 8.3   COVENANT DEFEASANCE. . . . . . . . . . . . . . . . . . . . .82
  SECTION 8.4   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE . . . . . . . . .82
  SECTION 8.5   DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD
                IN TRUST; OTHER MISCELLANEOUS PROVISIONS . . . . . . . . . .84
  SECTION 8.6   REPAYMENT TO THE COMPANY . . . . . . . . . . . . . . . . . .85
  SECTION 8.7   REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . .85


  ARTICLE IX

  AMENDMENTS, SUPPLEMENTS AND WAIVERS

  SECTION 9.1   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS . . . . .86

                                                                            Page
                                                                            ----

  SECTION 9.2   AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH
                CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . . . .87
  SECTION 9.3   COMPLIANCE WITH TIA. . . . . . . . . . . . . . . . . . . . .88
  SECTION 9.4   REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . . . .88
  SECTION 9.5   NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . . . .89
  SECTION 9.6   TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . . . . . . . . .90
  SECTION 9.7   EFFECT ON SENIOR DEBT. . . . . . . . . . . . . . . . . . . .90

  ARTICLE X

  MEETINGS OF NOTEHOLDERS

  SECTION 10.1  PURPOSES FOR WHICH MEETINGS MAY BE CALLED. . . . . . . . . .90
  SECTION 10.2  MANNER OF CALLING MEETINGS . . . . . . . . . . . . . . . . .91
  SECTION 10.3  CALL OF MEETINGS BY THE COMPANY OR HOLDERS . . . . . . . . .91
  SECTION 10.4  WHO MAY ATTEND AND VOTE AT MEETINGS. . . . . . . . . . . . .92
  SECTION 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE
                MEETING; VOTING RIGHTS; ADJOURNMENT. . . . . . . . . . . . .92
  SECTION 10.6  VOTING AT THE MEETING AND RECORD TO BE KEPT. . . . . . . . .93
  SECTION 10.7  EXERCISE OF RIGHTS OF TRUSTEE OR NOTEHOLDERS MAY NOT BE
                HINDERED OR DELAYED BY CALL OF MEETING . . . . . . . . . . .93


  ARTICLE XI

  RIGHT TO REQUIRE REPURCHASE

  SECTION 11.1  REPURCHASE OF NOTES AT OPTION OF THE HOLDER UPON A CHANGE
                OF CONTROL . . . . . . . . . . . . . . . . . . . . . . . . .94


  ARTICLE XII

  SUBORDINATION

  SECTION 12.1  NOTES SUBORDINATED TO SENIOR DEBT. . . . . . . . . . . . . .97
  SECTION 12.2  NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES . . . . . . . .97
  SECTION 12.3  NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
                DISSOLUTION, LIQUIDATION OR REORGANIZATION . . . . . . . . .99
  SECTION 12.4  NOTEHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
                DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

                                                                            Page
                                                                            ----

  SECTION 12.5  OBLIGATIONS OF THE COMPANY AND THE GUARANTORS
                UNCONDITIONAL. . . . . . . . . . . . . . . . . . . . . . . 102
  SECTION 12.6  TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN
                ABSENCE OF NOTICE. . . . . . . . . . . . . . . . . . . . . 102
  SECTION 12.7  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT . . . . 103
  SECTION 12.8  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
                THE COMPANY, THE GUARANTOR OR HOLDERS OF SENIOR DEBT . . . 103
  SECTION 12.9  NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION
                OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 104
  SECTION 12.10 RIGHT OF TRUSTEE TO HOLD SENIOR DEBT . . . . . . . . . . . 105
  SECTION 12.11 ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT . . . . . . . 105
  SECTION 12.12 NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT . . 105


  ARTICLE XIII

  NOTE GUARANTEE

  SECTION 13.1  NOTE GUARANTEE . . . . . . . . . . . . . . . . . . . . . . 106
  SECTION 13.2  EXECUTION AND DELIVERY OF NOTE GUARANTEE . . . . . . . . . 108
  SECTION 13.3  FUTURE SUBSIDIARY GUARANTORS . . . . . . . . . . . . . . . 108
  SECTION 13.4  CERTAIN BANKRUPTCY EVENTS. . . . . . . . . . . . . . . . . 108



  ARTICLE XIV

  MISCELLANEOUS

  SECTION 14.1  TIA CONTROLS . . . . . . . . . . . . . . . . . . . . . . . 109
  SECTION 14.2  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . 109
  SECTION 14.3  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS . . . . . . . 110
  SECTION 14.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . . . 110
  SECTION 14.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . . . 110
  SECTION 14.6  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR. . . . . . . . . 111
  SECTION 14.7  LEGAL HOLIDAYS . . . . . . . . . . . . . . . . . . . . . . 111
  SECTION 14.8  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . 111
  SECTION 14.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . . . 112
  SECTION 14.10 NO RECOURSE AGAINST OTHERS . . . . . . . . . . . . . . . . 112
  SECTION 14.11 SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . 112
  SECTION 14.12 DUPLICATE ORIGINALS. . . . . . . . . . . . . . . . . . . . 112

                                                                            Page
                                                                            ----

  SECTION 14.13 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . 112
  SECTION 14.14 TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . . . . . . 113
  SECTION 14.15 QUALIFICATION OF INDENTURE . . . . . . . . . . . . . . . . 113
  SECTION 14.16 REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . 113
  SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113


EXHIBIT A - FORM OF NOTE . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B - FORM OF NOTE GUARANTEE . . . . . . . . . . . . . . . . . . . . B-1

         INDENTURE, dated as of October 8, 1996, among Astor Corporation, a Delaware corporation (the "Company"), Astor Holdings II, Inc. as a Guarantor and State Street Bank and Trust Company, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2006 and the class of 10 1/2% Senior Subordinated Notes due 2006 to be exchanged for such Notes:


                                      ARTICLE I

                      DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1    DEFINITIONS.

         "ABI CORPORATION" means ABI Corporation, a Delaware corporation, and its successors and assigns.

         "ABI SHAREHOLDER INTERCOMPANY NOTES" means the amended and restated notes dated October 1, 1996 of ABI Acquisition 2 plc, ABI Acquisition 1 plc and Astor Holdings II to ABI Acquisition 1 plc, Astor Holdings II and the Parent, respectively, in connection with the acquisition of Astor Stag Ltd. and each in a principal amount equal to L3,736,295 PLUS the principal amount of all ABI Shareholder Notes issued from time to time in payment of interest on the then outstanding ABI Shareholder Notes pursuant to the terms thereof.

         "ABI SHAREHOLDER NOTES" means the Series A L2,285,307 8% Subordinated Notes due 2003 and the Series B L1,450,988 8% Subordinated Notes due 2003 issued by the Parent to the former shareholders of Associated British Industries Limited, plc.

         "ACCELERATION NOTICE" shall have the meaning specified in Section 6.2.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Astor Holdings II or of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions under Article XI and/or the provisions under Article V and not by the provisions of Section 4.13) and (ii) the issue or sale by Astor Holdings II of Equity Interests of the Company or any Restricted Subsidiary or by the Company or any Restricted Subsidiary of Equity Interests of any Restricted Subsidiary, in the case of either of the foregoing clauses, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $250,000 or (b) for net proceeds in excess of $250,000. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Guarantor, by a Guarantor or a Subsidiary to the Company or to another Guarantor or by a Restricted Subsidiary that is not a Guarantor to another Restricted Subsidiary or the Company, (ii) the sale, lease, conveyance or other disposition of inventory or cash management or hedging investments by the Company or a Restricted Subsidiary of the Company in the ordinary course of business, (iii) the sale, lease, conveyance or other disposition of property or equipment that have become worn out, obsolete or damaged or otherwise unusable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (iv) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to any Guarantor,
(v) a sale or other disposition pursuant to and permitted by Article V, (vi) the transfer by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary, of non-exclusive rights to use proprietary product formulations, (vii) the merger of a Restricted Subsidiary into a Subsidiary Guarantor or into the Company (provided that the Person surviving any such merger must be either a Subsidiary Guarantor or the Company), (viii) the merger of a Restricted Subsidiary that is not a Subsidiary Guarantor into another Restricted Subsidiary that is not a Subsidiary Guarantor, and (ix) a Restricted Payment that is permitted by Section 4.10.

         "ASSET SALE OFFER" shall have the meaning specified in Section 4.13.

         "ASSET SALE PURCHASE DATE" shall have the meaning specified in Section 4.13.

         "ASTOR HOLDINGS II" means Astor Holdings II, Inc., a Delaware corporation, and its successors and assigns.

         "BANK TERM LOAN" means the term loan facility provided under the Senior Bank Facility.

         "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

         "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "BORROWING BASE" means, as of any date of determination (and expressed in dollars or foreign currency as appropriate), the sum of (i) 85% of the aggregate unpaid portions of accounts receivable of the Company and its Restricted Subsidiaries arising in the ordinary course of business from the sale of products or the provision of services (after allowance for doubtful accounts and net of any credits, rebates, offsets and other adjustments) and (ii) 50% of the value (determined at the lower of cost or market on a basis consistent with the consolidated financial statements of the Company, after appropriate write-downs for obsolescence, quality problems and the like) of inventories of the Company and its Restricted Subsidiaries held in the ordinary course of business; PROVIDED that the amount determined pursuant to clause (ii) above shall not constitute 50% of the sum of the foregoing clauses.

         "BUSINESS DAY" means a day that is not a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations as determined in accordance with GAAP.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "CASH EQUIVALENT" means (i) securities issued or directly and fully Guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit and money market deposits issued by and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or deposits of the type described in clause (ii) above entered into with a bank meeting the qualifications described in clause (ii) above and (iv) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of (A) the Company and its Restricted Subsidiaries taken as a whole or (B) Astor Holdings II, the Company and its Restricted Subsidiaries taken as a whole or (C) the Parent, Astor Holdings II, the Company and its Restricted Subsidiaries taken as a whole to any "person" (as defined in Section 13(d)(3) of the Exchange Act) or "group" (as defined in

Sections 13(d)(3) and 14(d)(2) of the Exchange Act) unless the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Parent, Astor Holdings II or the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the total Voting Stock of such person immediately after such transaction, (ii) the adoption of a plan for the liquidation or dissolution of the Parent, Astor Holdings II or the Company, (iii) the Parent, Astor Holdings II or the Company consolidates with, or merges with or into, another "person" (as defined above) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Parent, Astor Holdings II or the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Parent, Astor Holdings II or the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by Astor Holdings II or the Company as a Restricted Payment under this Indenture and (B) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Parent, Astor Holdings II or the Company immediately prior to such transaction own, directly or indirectly, more than 50% of the total Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction or series of related restrictions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above), other than Excluded Persons, becomes the "beneficial owner" (as defined above) of more than 50% of the Voting Stock of the Parent, Astor Holdings II or the Company or (v) the first day on which a majority of the members of the Board of Directors of the Parent, Astor Holdings II or the Company are not Continuing Directors.

         "CHANGE OF CONTROL OFFER" shall have the meaning specified in Section 11.1.

         "CHANGE OF CONTROL PAYMENT" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning specified in
Section 11.1.

         "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 11.1.

         "COMPANY" means Astor Corporation, a Delaware corporation, and its successors and assigns.

         "CONSOLIDATED NET INCOME" means, for any period, the aggregate of the Net Income of Astor Holdings II and its Consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Consolidated Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to Astor Holdings II or a Consolidated Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or directly or indirectly by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date plus, (ii) the respective amounts reported on, such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that is outstanding on the date of this Indenture or, if not then outstanding, by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing being determined in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" means, as to any Person at any date, the Subsidiaries of such Person the accounts of which would be consolidated with those of such Person in accordance with GAAP at such date, but excluding any Unrestricted Subsidiary (except that the interest of Astor Holdings II, the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment).

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Parent, Astor Holdings II or the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "COVENANT DEFEASANCE" shall have the meaning specified in Section 8.3.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "DEFAULTED INTEREST" shall have the meaning specified in Section 2.12.

         "DEFINITIVE NOTES" means Notes that are in the form of Note attached hereto as Exhibit A that do not include the information called by footnotes 1 and 3 thereof.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "DESIGNATED SENIOR DEBT" means (i) so long as the Company has any Obligation under the Senior Bank Facility, the Senior Bank Facility and (ii) any other Senior Debt of the Company permitted under the Indenture the aggregate principal amount of which is $5.0 million or more and that has been designated by the Company by notice to the Trustee as "Designated Senior Debt."

         "DISQUALIFIED STOCK" means (a) any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature and (b) with respect to any Restricted Subsidiary, any Capital Stock other than any common stock with no preference, privilege, or redemption or repayment provisions.

         "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is incorporated or organized under the laws of a jurisdiction in the United States of America.

          "EBITDA" means, for any period, the Consolidated Net Income of Astor Holdings II for such period PLUS (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income) PLUS (ii) provision for taxes based on income or profits of Astor Holdings II and its Consolidated Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income PLUS (iii) consolidated interest expense of Astor Holdings II and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized but without duplication (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to operating leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, the interest expense actually paid on Indebtedness of another Person that is Guaranteed by, or secured by a Lien on assets of Astor Holdings II or a Consolidated Subsidiary and net payments (if any) pursuant to Hedging Obligations) to the extent that any such expense was deducted in computing such Consolidated Net Income PLUS
(iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of Astor Holdings II and its Consolidated Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Consolidated Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating such Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended (or paid pursuant to the Tax Sharing Agreement) to Astor Holdings II by such Consolidated Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

         "EVENT OF DEFAULT" shall have the meaning specified in Section 6.1.

         "EXCESS PROCEEDS PAYMENT" shall have the meaning specified in Section 4.13.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "EXCLUDED PERSON" means (a) the Parent, (b) Astor Holdings II, (c) the Company, (d) Century City 1800 Partners L.P. (provided the current general partner of Century City 1800 Partners L.P. remains the general partner or controls the general partner of such partnership), (e) any partnership of which Century City 1800 Partners L.P. is the general partner or controls the general partner of such partnership (provided the current general partner of Century City 1800 Partners L.P. remains the general partner or controls the general partner of Century City 1800 Partners L.P.) and (f) all Related Persons of any of the foregoing.

         "EXISTING DISQUALIFIED STOCK" means Disqualified Stock in existence on the Issue Date of the Company or any Restricted Subsidiary or Astor Holdings II until such Disqualified Stock is redeemed or retired.

         "EXISTING INDEBTEDNESS" means Indebtedness in existence on the Issue Date of the Company and its Restricted Subsidiaries and Astor Holdings II until such amounts are repaid.

         "FIXED CHARGES" means, for any period, the sum of (i) the consolidated interest expense of Astor Holdings II and its Consolidated Subsidiaries for such period, whether paid or accrued and whether or not capitalized but without duplication (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to operating leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, the interest expense actually paid on Indebtedness of another Person that is Guaranteed by, or secured by a Lien on assets of, Astor Holdings II or a Consolidated Subsidiary and net payments (if any) pursuant to Hedging Obligations), and (ii) the product of (a) all cash dividend payments (other than dividends on the Disqualified Stock of the Company owned by ABI Corporation to the extent such dividends are returned by dividends of the Company) on any series of Disqualified Stock of Astor Holdings II, the Company or any Restricted Subsidiary that is not owned by Astor Holdings II, the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Astor Holdings II, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP

         "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of EBITDA for such period to Fixed Charges for such period. In the event that Astor Holdings II or any Consolidated Subsidiary incurs, assumes, Guarantees or repays or redeems any Indebtedness (other than revolving Indebtedness under the Senior Bank Facility) or issues or redeems Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or Disqualified Stock), as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by Astor Holdings II or any Consolidated Subsidiary, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the EBITDA attributable to discontinued operations as determined in accordance with GAAP and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of Astor Holdings II or any Consolidated Subsidiary following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America which are in effect on the Issue Date.

         "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Note attached hereto as Exhibit A.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTORS" means Astor Holdings II and all Restricted Subsidiaries that become Subsidiary Guarantors in accordance with this Indenture after the Issue Date.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

         "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "INDEBTEDNESS" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) letters of credit (or reimbursement agreements in respect thereof), (iii) Capital Lease Obligations, (iv) the balance deferred and unpaid of the purchase price of any property, (v) any Hedging Obligations and Oil and Currency Obligations, other than Hedging Obligations and Oil and Currency Obligations incurred in accordance with such Person's customary practices for bona fide risk hedging purposes and not for speculative purposes, (vi) Indebtedness referred to in the preceding clauses of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and (vii) to the extent not otherwise included, any Guarantee by such Person of any Indebtedness referred to in the preceding clauses of any other Person. The principal amount of Indebtedness represented by letters of credit shall be deemed to be equal to the maximum potential liability thereunder. With respect to the Company, issuances by the Company of subordinated promissory notes in an aggregate principal amount not to exceed $2.75 million to Quaker State Company in respect of certain environmental liabilities of the Company under the Asset Purchase and Sale Agreement dated as of March 30, 1990, as amended by the Amendment Agreement and Joint Release dated April 22, 1994, between the Company and Quaker State Company shall not be deemed to be an incurrence of Indebtedness. Notwithstanding the foregoing, items referred to in clauses (i), (iii) and (iv) above shall not constitute Indebtedness to the extent that such items constitute an accrued expense or trade payable of such Person arising in the ordinary course of business, and items referred to in clauses (i), (iii) and (iv) above shall constitute Indebtedness of such Person only if and to the extent any of such Indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP at such time.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INITIAL PURCHASERS" means Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc.

         "INITIAL SECURITIES" means the 10 1/2% Senior Subordinated Notes due 2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Notes.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other Indebtedness but excluding Guarantees and other Indebtedness permitted under Section 4.9), advances or capital contributions (excluding commission, travel, relocation and similar loans or advances to officers and employees, accounts receivable and bank demand deposits made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of Indebtedness, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company or Astor Holdings II shall not be deemed to be an Investment and a redemption or repurchase of the Notes or other Indebtedness of the Company or any Restricted Subsidiary or Astor Holdings II shall not be deemed an Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary or Wholly Owned Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary or a Wholly Owned Restricted Subsidiary (as the case may be), the Company and/or such Restricted Subsidiary making such sale or disposition shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such former Restricted Subsidiary not sold or disposed of.

         "ISSUE DATE" means the date and time at which the Notes are originally issued under this Indenture.

         "LEGAL DEFEASANCE" shall have the meaning specified in Section 8.2.

         "LEGAL HOLIDAY" shall have the meaning specified in Section 14.7.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement (other than precautionary filings by lessors in respect of operating leases) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LIQUIDATED DAMAGES" means liquidated damages payable by the Company or a Guarantor as provided for under the Registration Rights Agreement.

         "MANAGEMENT SERVICES AGREEMENT" means the Management Services Agreement dated June 28, 1995 among the Parent, UBS Capital Corporation and Century City 1800 Partners, L.P., a Delaware limited partnership, as in effect on the Issue Date and as it may be amended from time to time; PROVIDED that no such amendment shall increase any obligation thereunder in a manner that would create a Restricted Payment.

         "MATURITY DATE" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any deduction in respect of Disqualified Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person and (ii) any extraordinary gain

(but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any Restricted Subsidiary or Astor Holdings II in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits, tax loss carryforwards or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "NEW NOTES" means the 10 1/2% Senior Subordinated Notes due 2006 to be issued pursuant to this Indenture in connection with the offer to exchange the Initial Securities that may be made by the Company and the Guarantor pursuant to the Registration Rights Agreement.

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary nor Astor Holdings II (a) provides credit support of any kind (including any undertaking, agreement, or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both)any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any Restricted Subsidiary or Astor Holdings II to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Restricted Subsidiary or Astor Holdings II.

         "NOTE GUARANTEES" means the Guarantees of Astor Holdings II and any Restricted Subsidiaries that become Subsidiary Guarantors in accordance with the Indenture after the Issue Date with respect to the Company's payment obligations under the Notes as provided under Article XIII.

         "NOTEHOLDER" or "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

         "NOTES" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the New Notes.

         "NOTES CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "NOTICE OF DEFAULT" shall have the meaning specified in Section
6.1(3).

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFICER" means, with respect to the Company or any Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or such Guarantor.

         "OFFICERS' CERTIFICATE" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 14.4 and 14.5.

         "OIL AND CURRENCY OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) agreements designed to protect such Person against fluctuations in the price of oil or oil-related products and (ii) agreements designed to protect such Person against fluctuations in foreign currencies.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
14.4 and 14.5.

         "PARENT" means Astor Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "PARI PASSU DEBT" means Indebtedness that is PARI PASSU with the Notes maturing on the same day as the Notes.

         "PAYING AGENT" shall have the meaning specified in Section 2.3.

         "PAYMENT BLOCKAGE NOTICE" shall have the meaning specified in Section 12.2.

         "PAYMENT BLOCKAGE PERIOD" shall have the meaning specified in Section 12.2.

         "PAYMENT DEFAULT" shall have the meaning specified in Section 12.2.

         "PERMITTED BUSINESS" means any business engaged in the development, manufacture, distribution or sale of (i) adhesives and sealants, (ii) special waxes and other waxes or (iii) specialty chemicals; and businesses that are reasonable extensions or reasonably incidental to the foregoing.

         "PERMITTED INVESTMENTS" means (i) any Investment in the Company or in a Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary, (ii) any Investment in Cash Equivalents, (iii) any Investments by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (a) such Person becomes a Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets of a Subsidiary or operating division) to, or is liquidated into, the Company, or a Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary, (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under Section 4.13, (v) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person, (vi) any Investment in a Restricted Subsidiary, other than a Domestic Restricted Subsidiary, which Investment is represented by a Guarantee of Indebtedness incurred by such Restricted Subsidiary pursuant to and in compliance with the provision described in clause (vi) of the second paragraph of Section 4.9, (vii) any Investment not permitted by the foregoing clauses of this definition by the Company or its Restricted Subsidiaries in a Person that is, or immediately after giving effect to such Investment becomes, a Wholly Owned Restricted Subsidiary that is not a Subsidiary Guarantor, in aggregate amount not exceeding $9.0 million (or its foreign currency equivalent) and (viii) any Investment not permitted by the foregoing clauses of this definition by the Company or its Restricted Subsidiaries in (a) a Person in which the Company and/or its Restricted Subsidiaries owns, or immediately after giving effect to such Investment will own, more than 20% of such Person's outstanding Capital Stock (but which Person is not, and will not be, after giving effect to such Investment, a Subsidiary) and (b) an Unrestricted Subsidiary in aggregate amount for all such Investments permitted solely by this clause (viii) not exceeding $1.0 million (or its foreign currency equivalent).

         "PERMITTED JUNIOR SECURITIES" means any Qualified Capital Stock and debt securities of the Company or any Guarantor, as the case may be, that (i) are subordinated at least to the same extent as the Notes to Senior Debt of the Company or the Note Guarantee of such Guarantor to the Senior Debt of such Guarantor, as the case may be, and (ii) have no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the stated maturity of the Notes; provided that the effect of any such security is not to cause the Notes to be treated in any case or proceeding or similar event related to bankruptcy, insolvency or receivership as part of the same class of claims as the Senior Debt or any class of claims on a parity with or senior to the Senior Debt for any payment or distribution and, PROVIDED FURTHER, that if any such security includes any shares of stock of the Company or any Guarantor as reorganized or readjusted, or securities of the Company or any Guarantor or any other corporation provided for by a plan of arrangement, reorganization or readjustment, (a) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or adjustment, and (b) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment.

         "PERMITTED LIENS" means (i) Liens on assets securing Senior Debt permitted under this Indenture; (ii) Liens on assets securing Indebtedness incurred pursuant to and in compliance with clause (vi) or (vii) of the second paragraph of Section 4.9; (iii) Liens in favor of the Company; (iv) Liens on assets of any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of Astor Holdings II or a Subsidiary Guarantor; (v) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, PROVIDED, that such Liens (x) were not incurred in connection with, or in contemplation of, such merger or consolidation and (y) do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (vi) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary (including (A) Liens securing or comprising Capital Lease Obligations and (B) Liens securing Oil and Currency Obligations that do not constitute Indebtedness; PROVIDED that such Liens do not extend to any assets of the Company or any Restricted Subsidiary other than the property that is the subject of such Oil and Currency Obligations); (vii) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; PROVIDED that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under
Section 4.9; and (xi) Liens to secure the Obligations under the Notes, this Indenture or the New Notes (or Indebtedness evidenced by instruments that rank PARI PASSU in right of payment with the Notes as permitted under this Indenture).

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary of the Company or Astor Holdings II issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary or Astor Holdings II, as the case may be, or constituting an amendment, modification or supplement thereto (but such new or modified Indebtedness shall have only the same obligor or obligors as the Indebtedness so extended, refinanced, renewed, replaced, defeased, refunded, amended, modified or supplemented); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness or the liquidation value of Disqualified Stock so extended, refinanced, renewed, replaced, defeased, refunded, amended, modified or supplemented (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded, amended, modified or supplemented and (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded, amended, modified or supplemented is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date not earlier than and is subordinated in right of payment to the Notes on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "PERSON" or "PERSON" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "PRINCIPAL" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

         "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "PUBLIC EQUITY OFFERING" means an underwritten offering of common stock of the Company, Astor Holdings II or the Parent pursuant to an effective registration statement under the Securities Act after which the common stock of the Company, Astor Holdings II or the Parent, as applicable, is listed on a national securities exchange or quoted on the NASDAQ National Market.

         "PURCHASE AGREEMENT" means that certain Purchase Agreement dated October 2, 1996 by and among the Company, the Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock of the Company that is not Disqualified Stock.

         "RCI" means Rheochem Inc., a New Jersey corporation, and its successors and assigns.

         "RECORD DATE" means a Record Date specified in the Notes whether or not such Record Date is a Business Day.

         "REDEMPTION DATE" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and paragraph 5 in the form of Note.

         "REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to paragraph 5 in the form of Note, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

         "REGISTRAR" shall have the meaning specified in Section 2.3.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
Agreement dated the date hereof by and among the Initial Purchasers, the Company and Astor Holdings II, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "REGULATION S GLOBAL NOTE" shall have the meaning specified in Section 2.6.

         "RELATED PERSON" means, with respect to any Excluded Person, (a) any Person who controls, is controlled by or under common control with such Excluded Person; PROVIDED that for purposes of this definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person and (b) as to any natural person, (i) such Person's spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons and (ii) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for any of such natural person, such spouse, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any of such natural persons.

         "RESTRICTED GLOBAL NOTE" shall have the meaning specified in Section
2.6.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

         "REVOLVING CREDIT FACILITY" means the revolving credit facility provided under the Senior Bank Facility.

         "RHEOCHEM" means Rheochem Technologies, Inc., a Delaware corporation, and its successors and assigns.

         "RHEOCHEM SHAREHOLDERS' AGREEMENT" means the Rheochem Shareholders' Agreement dated as of June 30, 1994 by and among ABI Corporation, Rheochem Inc. and Rheochem, as in effect on the Issue Date and as it may be amended from time to time; PROVIDED that no such amendment shall increase any obligation thereunder in a manner that would create a Restricted Payment.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "SENIOR BANK FACILITY" means that certain credit agreement, dated on or about the Issue Date, by and among the Company, The Chase Manhattan Bank, as administrative agent, and the lenders (and their successors and assigns) from time to time party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time, whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Bank Facility" shall include agreements in respect of Hedging Obligations entered into with respect to loans thereunder with lenders party to the Senior Bank Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Senior Bank Facility and all refundings, refinancings and replacements of any Senior Bank Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,
(ii) adding or deleting borrowers, issuers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

         "SENIOR DEBT" means (i) with respect to the Company (A) Obligations under the Senior Bank Facility and (B) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU with or subordinated in right of payment to the Notes and (ii) with respect to any Guarantor (A) Obligations under the Senior Bank Facility and (B) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is PARI PASSU with or subordinated in right of payment to the Note Guarantee of such Guarantor, including in any event in the case of all such Obligations of the Company or any Guarantor, interest accruing after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law, whether or not allowable as a claim in any such proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of the Company or any Guarantor to any Affiliates, (y) any trade payables or (z) that portion of any Indebtedness that is incurred in violation of this Indenture.

         "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "STATED MATURITY," when used with respect to any Note, means October 15, 2006.

         "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, or any Subsidiary of such Person that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). ABI Acquisition 1 plc shall be deemed to be a Subsidiary of the Company for all purposes of this Agreement at any time if at such time it is a Subsidiary (as determined above) of the Company and/or Astor Holdings II. Because on the Issue Date, the Company owns, directly or indirectly, no more than 50% of the Voting Stock of Rheochem, on the Issue Date Rheochem is not a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated June 28, 1995 among the Parent, Astor Holdings II and the Company.

         "TRANSFER RESTRICTED NOTES" means Notes that bear or are required to bear the legend set forth in Section 2.6 hereof.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "TRUST OFFICER" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that at the time of determination shall be designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only if such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any material agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) is a Person with respect to which neither the Company nor any of Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted under Section 4.10 If, at any time, any Unrestricted Subsidiary, would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.9, and (ii) no Default or Event of Default would be in existence following such designation.

         "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of, or noncallable obligations Guaranteed by, the United States of America for the payment of which obligation or Guarantee the full faith and credit of the United States of America is pledged.

         "U.S. LEGAL TENDER EQUIVALENTS" means securities issued or directly and fully Guaranteed or insured by the United States of America or any agency or instrumentality thereof with a maturity of 90 days or less (provided that the full faith and credit of the United States of America is pledged in support thereof).

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have or might have, voting power by reason of the happening of any contingency).

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or one share held by a director for statutory purposes) shall at the time be owned by the Company, Astor Holdings II or by one or more Wholly Owned Restricted Subsidiaries of the Company, or by the Company, Astor Holdings II and one or more Wholly Owned Restricted Subsidiaries.

         SECTION 1.2    INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE NOTES" means the Notes.

         "INDENTURE NOTEHOLDER" means a Holder or a Noteholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture notes means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 1.3    RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

              (l)  a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)  "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5)  provisions apply to successive events and transactions;

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                      ARTICLE II

                                      THE NOTES

         SECTION 2.1    FORM AND DATING.

         The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.2    EXECUTION AND AUTHENTICATION.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Note for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note and such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $110.0 million, except as provided in
Section 9.1(8), and shall authenticate New Notes for original issue in the aggregate principal amount of up to $110.0 million, except as provided in
Section 9.1(8), in each case upon a written order of the Company in the form of an Officers' Certificate; PROVIDED that such New Notes shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $110.0 million, except as provided in Section 2.7 and Section 9.1(8). Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.

Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

         Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof PROVIDED that Notes will initially be issued only to institutional "accredited investors" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act who are not also "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in denominations of $250,000 and any integral multiple of $1,000 in excess thereof.

         SECTION 2.3    REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI, and Section 4.13 and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as Notes Custodian with respect to the Global Notes.

         SECTION 2.4    PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, and premium, if any, interest and Liquidated Damages on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company, Astor Holdings II or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

         SECTION 2.5    NOTEHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         SECTION 2.6    TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented to the Registrar or a co-Registrar with a request:

              (x) to register the transfer of such Definitive Notes; or

              (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,


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

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED that the Definitive Notes surrendered for transfer or exchange:

              (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and (ii) in the case of Transfer Restricted Notes that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

              (A) if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

              (B) if such Transfer Restricted Note is being transferred to an institutional "accredited investor" within the meaning of Rule 501
         (A)(1), (2), (3) or (7) under the Securities Act that is acquiring the note for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Note.)

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A or Regulation S under the Securities Act; and

         (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note; provided that no Definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Note until such Definitive Note is freely tradeable in accordance with Rule 144(k); provided further that the Trustee shall issue Definitive Notes upon any transfer of a beneficial interest in a Global Note to the Company or any Affiliate of the Company;

then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notes that upon initial issuance are beneficially owned by "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) will be represented by a Global Note (the "Restricted Global Note"), and Notes that upon original issuance are beneficially owned by Non-U.S. Persons will be represented by another Global Note (the "Regulation S Global Note"). Transfers of interest in the Notes between the Restricted Global Note and the Regulation S Global Note will be made in accordance with the standing instructions and procedures of the DTC and its participants.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. Except as provided below in this Section 2.6(d) and in 2.6(f), owners of beneficial interests in a Global Note shall not be entitled to receive physical delivery of Definitive Notes and will not be considered Holders of such Global Notes.

         If any Person having a beneficial interest in a Global Note that is a Transfer Restricted Security wishes transfer, as provided below, such an interest to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act, then, upon receipt by the Trustee of (i) written instructions (or such other form of instructions as is



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

customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, (ii) a certificate (in substantially the form set forth on the reverse of the Note) that the transferee is acquiring the security for its own account, or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000 and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (iii) an authentication order from the Company in the form of an Officers' Certificate, the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f)  AUTHENTICATION OF DEFINITIVE NOTES.  If at any time:

              (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

         (g)  LEGENDS.

              (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. BY ITS ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QUALIFIED INSTITUTIONAL BUYER") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2) (3) OR (7) UNDER THE SECURITIES ACT).

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE OF THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISIONS) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY
         (A) TO ASTOR CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED

         INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ASTOR CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO ASTOR CORPORATION AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

              (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

              (B) any such Transfer Restricted Note represented by a Global Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof).

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of

Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE NOTES.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-Registrar's request.

              (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.13(8), 9.5, or 11.1 (final paragraph)).

             (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI or Section 4.13 hereof or redeem Notes pursuant to Article III hereof and ending at the close of business on the day of such mailing.

         SECTION 2.7    REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company or Registrar may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         SECTION 2.8    OUTSTANDING NOTES.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Global Note) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

         If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and payment of the Notes called for redemption is not otherwise prohibited pursuant to Article XII hereof or otherwise, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9    TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that the Trustee knows are so owned shall be disregarded.

         SECTION 2.10   TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder.

         SECTION 2.11   CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or any Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

         SECTION 2.12   DEFAULTED INTEREST.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (2) below:

                   (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment; such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                   (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                     ARTICLE III

                                      REDEMPTION

         SECTION 3.1    RIGHT OF REDEMPTION.

         Redemption of Notes, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Notes prior to October 15, 2001 (other than out of the Net Proceeds of certain issuances of Capital Stock of the Company, Astor Holdings II or the Parent described under "Redemption" in paragraph 5 of the form of the Notes attached as Exhibit A hereto). On or after October 15, 2001, the Company will have the right to redeem all or any part of the Notes at the Redemption Prices specified in the form of Note attached as Exhibit A set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest and Liquidated Damages thereon to the Redemption Date.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.1, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2001, then an amount equivalent to the Redemption Price applicable to redemptions made during the twelve-month period following October 15, 2001 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         SECTION 3.2    NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to paragraph 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Notes with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.3    SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed pursuant to paragraph 5 thereof, the Trustee shall select the Notes to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed; PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.4    NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Notes are to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

                   (1)  the Redemption Date;

                   (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                   (3)  the name, address and telephone number of the Paying
    Agent;

                   (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                   (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages to the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

                   (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                   (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

                   (8)  the CUSIP number of the Notes to be redeemed; and

                   (9)  that the notice is being sent pursuant to this Section
    3.4 and pursuant to the optional redemption provisions of paragraph 5 of the Notes.

         SECTION 3.5    EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; PROVIDED that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and

PROVIDED FURTHER that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 3.6    DEPOSIT OF REDEMPTION PRICE.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest and Liquidated Damages on, all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Notes called for redemption is not prohibited under Article XII or otherwise, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Note.

         SECTION 3.7    NOTES REDEEMED IN PART.

         Upon surrender of a Note that is to be redeemed in part, the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                      ARTICLE IV

                                      COVENANTS

         SECTION 4.1    PAYMENT OF NOTES.

         The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided herein and in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash in immediately available funds deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

         SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY.

         The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

         The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDEd that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the office of State

Street Bank and Trust Company, National Association, 61 Broadway, Concourse Level, New York, New York as such office.

         SECTION 4.3    CORPORATE EXISTENCE.

         Subject to Article V, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; PROVIDED that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.4    PAYMENT OF TAXES AND OTHER CLAIMS.

         Except with respect to immaterial items, the Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; PROVIDED that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 4.5    MAINTENANCE OF PROPERTIES AND INSURANCE.

         The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; PROVIDED that nothing in this Section 4.5 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Company, desirable in the conduct of business of such entity and (b) not disadvantageous in any material respect to the Holders.

         The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition of results of operations of the Company, such Guarantor or such Subsidiary.

         SECTION 4.6    COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

              (a) The Company and the Guarantor shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of each of their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

              (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take in connection with remedying such Default or Event of Default. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

         SECTION 4.7    REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Astor Holdings II will furnish to the Noteholders (at their addresses set forth in the Register of Notes) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Astor Holdings II were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of Astor Holdings II and its Consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Astor Holdings II's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Astor Holdings II were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Astor Holdings II will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors will be required, for so long as any Notes remain outstanding, to furnish to the Noteholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.8    STATUS AS INVESTMENT COMPANY.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, take or fail to take any action which would require the Company, such Restricted Subsidiary or Astor Holdings II to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or cause any of the foregoing Persons to become subject to regulation under the Investment Company Act of 1940.

         SECTION 4.9 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including as a result of an acquisition) and will not issue any Disqualified Stock; PROVIDED that the Company and the Subsidiary Guarantors may incur Indebtedness or issue shares of Disqualified Stock if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Stock and
(ii) the Fixed Charge Coverage Ratio for Astor Holdings II's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (x) 2.0 to 1 if such incurrence or issuance occurs on or before October 8, 1998 or (y) 2.25 to 1 if such incurrence or issuance occurs at any time thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The foregoing provisions will not apply to: (i) the incurrence by the Company and any Domestic Restricted Subsidiary of Indebtedness pursuant to the Senior Bank Facility in a maximum amount not to exceed at any time (A) an aggregate principal amount of $20.0 million (or its foreign currency equivalent) under the Bank Term Loan LESS the aggregate amount of all Net Proceeds applied to permanently reduce principal Indebtedness under the Bank Term Loan pursuant to the covenant under Section 4.13 and (B) in the case of other Indebtedness under the Senior Bank Facility consisting of revolving credit, working capital and/or letters of credit issued thereunder, in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum reimbursement obligation of the Company or the relevant Restricted Subsidiary thereunder) outstanding at any time not greater than the greater of (such greater amount, the "Working Capital Amount") (1) $30.0 million (or its foreign currency equivalent), LESS the amount of all Net Proceeds applied to

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

permanently reduce the commitments under the Revolving Credit Facility and
(2) the Borrowing Base; PROVIDED that a change in currency exchange rates which causes the amount of Indebtedness of the Company and its Domestic Restricted Subsidiaries outstanding to exceed the levels specified above shall not be deemed an incurrence of Indebtedness; (ii) the incurrence by the Company and any Restricted Subsidiary of Indebtedness that is fully secured by letters of credit permitted pursuant to clause (i)(B) above or clause (vi) below; (iii) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes and the Note Guarantees; (iv) the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Existing Indebtedness, Existing Disqualified Stock or other Indebtedness that was permitted by this Indenture to be incurred; (v) the incurrence (A) by any Wholly Owned Restricted Subsidiary of Indebtedness owing to and held by the Company, (B) by the Company or any Wholly Owned Restricted Subsidiary of Indebtedness owing to and held by any Wholly Owned Subsidiary or (C) by ABI Acquisition 2 plc of Indebtedness owing to and held by ABI Acquisition 1 plc, by ABI Acquisition 1 plc of Indebtedness owing to and held by Astor Holdings II or by Astor Holdings II of Indebtedness owing to and held by the Parent, in each case pursuant to the provisions of the ABI Shareholder Intercompany Notes; PROVIDED that such Indebtedness owed by the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor to any Wholly Owned Restricted Subsidiary that is not a Guarantor is made expressly subordinate to the payment in full of all Obligations with respect to the Notes and the Note Guarantees; (vi) the incurrence by Restricted Subsidiaries, other than Domestic Restricted Subsidiaries, of Indebtedness incurred for working capital purposes and any Guarantee thereof by the Company or Astor Holdings II in an aggregate outstanding principal amount for all such Indebtedness permitted solely pursuant to this clause (vi), and together with the aggregate outstanding principal amount of Indebtedness permitted pursuant to clause (i)(B) above, does not exceed at any time the Working Capital Amount; and (vii) the incurrence by the Company, Astor Holdings II or any Restricted Subsidiary of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10 million (or its foreign currency equivalent). For purposes of this covenant each of the following events (but not solely the following events) shall be deemed to constitute an "incurrence" of Indebtedness upon the happening thereof: (i) any event that causes any Unrestricted Subsidiary to be a Restricted Subsidiary shall be deemed to be the incurrence of such former Unrestricted

Subsidiary's Indebtedness by such Restricted Subsidiary and (ii) any sale of equity or other event that results in any Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or a transfer of any such Indebtedness by the Company to a Person that is not the Company, or by a Wholly Owned Restricted Subsidiary to a Person that is not a Wholly Owned Restricted Subsidiary, shall be deemed to be an incurrence by such former Wholly Owned Restricted Subsidiary or such Person upon the happening of such event.

         SECTION 4.10   RESTRICTED PAYMENTS.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, directly or indirectly; (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of Astor Holdings II, the Company or any Restricted Subsidiaries including, without limitation, any payment in connection with any merger or consolidation involving the Company (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, Astor Holdings II or a Restricted Subsidiary and (y) dividends or distributions payable to the Company or any other Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or another Restricted Subsidiary, to its other shareholders on a PRO RATA basis to such other shareholders); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Astor Holdings II, the Company or any Restricted Subsidiary; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the documentation governing such Indebtedness at the Issue Date or, if later, the date such Indebtedness was incurred or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto (including, in the case of Restricted Investments, the pro forma effect thereof) as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and any Restricted Subsidiary and Astor Holdings II, without duplication, after the Issue Date (excluding Restricted Payments permitted by any of clauses (ii), (iv), (v)(B), (vi),
    (vii) and (viii) of the next succeeding paragraph), is less than the sum of
    (1) 50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the fiscal quarter during which this Indenture is executed to the end of Astor Holdings II's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) PLUS (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock) or by way of other capital contributions to the Company PLUS (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment; PROVIDED that no amounts received by the Company by way of capital contributions will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds or amounts are excluded in accordance with clause (ii) of the next succeeding paragraph.

         The foregoing provisions will not prohibit the following: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) the defeasance, redemption or repurchase of subordinated Indebtedness with (A) the proceeds from an incurrence of Permitted Refinancing Indebtedness or (B) the proceeds from the substantially concurrent sale (other than to a Subsidiary of the Parent) of Equity Interests of the Parent received by the Company by way of capital contributions; PROVIDED that the amounts of any such capital contributions that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the payment of dividends by the Company or ABI Acquisition 1 plc to Astor Holdings II and by Astor Holdings II to the Parent, solely in amounts and at the times necessary, to permit payment of amounts required for any repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent (or of Equity Interests of Astor Holdings II) held by any member of the Company's, Astor Holdings II's or the Parent's management pursuant to any management equity subscription agreement or stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors of the Parent, Astor Holdings II or the Company; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (A) $500,000 in any twelve-month period and
(B) $2.0 million in the aggregate from and after the Issue Date; (iv) the repurchase or other acquisition of Existing Disqualified Stock held by ABI Corporation or Astor Holdings II; (v) the payment of dividends by the Company or ABI Acquisition 1 plc to Astor Holdings II, or by Astor Holdings II to the Parent, in amounts and at times necessary to permit payment of (A) unless prohibited and not waived by or on behalf of the lenders under the Senior Bank Facility, amounts payable by the Parent under the Management Services Agreement, consisting of (1) management fees in aggregate amount not to exceed $412,000 in any twelve-month period (adjusted in proportion to increases in the consumer price index), (2) transaction fees equal to not more than 2% of the aggregate acquisition consideration (as the amount of such consideration is determined in accordance with the Management Services Agreement as in effect on the Issue
Date) in connection with merger and acquisition services rendered by certain financial advisors in connection with acquisitions by Astor Holdings II and its Subsidiaries and (3) certain reasonable expenses incurred by such advisors in connection with the performance of their obligations under such Management Services Agreement, (B) amounts due under the Tax Sharing Agreement, (C) administrative fees in respect of certain partnerships that are investors in the Parent, in an aggregate amount not exceeding $28,000 in any twelve-month period, and (D) operating expenses of the Parent and Astor Holdings II incurred in the ordinary course of business in an aggregate amount not to exceed $50,000 in any twelve-month period PLUS audit fees and fees paid with respect to filings by the Parent or Astor Holdings II with the Commission; (vi) the payment of dividends on Existing Disqualified Stock owned by ABI Corporation or Astor Holdings II;
(vii) subject to the subordination provisions contained in the ABI Shareholder Intercompany Notes, payments under the ABI Shareholder Intercompany Notes by ABI Acquisition 2 plc to ABI Acquisition 1 plc, by ABI Acquisition 1 plc to Astor Holdings II and by Astor Holdings II to the Parent, in each case of amounts due and payable under the terms of the ABI Shareholder Notes and necessary for any required repurchase, payment of principal or payment of interest of or on the ABI Shareholder Notes; and (viii) the purchase of the remaining Equity Interests of Rheochem owned by RCI such that Rheochem becomes a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor pursuant to the Rheochem Shareholders' Agreement, if the Company delivers to the Trustee an Officer's Certificate certifying that such purchase has been approved by a majority of the disinterested members of the Board of Directors and attaching a resolution of the Board of Directors (A) to such effect and (B) to the effect that it has determined in good faith that such purchase is at a price no less favorable to the Company than the fair market value of such Equity Interests; PROVIDED that, in the case of clauses (ii), (iii), (iv), (v)(C) and (vi), of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or would occur as a consequence thereof.

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and any Restricted Subsidiary and Astor Holdings II (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Not later than the date of making any Restricted Payment under the first paragraph of this Section 4.10, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.10 were computed, which calculations shall be based upon the Astor Holdings II's latest available financial statements; PROVIDED that the Company shall not have to deliver such an Officer's Certificate in connection with Restricted Payments of less than $200,000 in aggregate amount in any twelve-month period.

         SECTION 4.11 DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary; (ii) make loans or advances to the Company or any Restricted Subsidiary; or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of (a) Existing Indebtedness; (b) the Senior Bank Facility as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that the applicable restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such transactions than those contained in the Senior Bank Facility as in effect on the Issue Date; (c) this Indenture, the Note Guarantees, the Notes, Pari Passu Debt and any notes with substantially identical terms as the Notes issued in exchange for the Notes or the Pari Passu Debt; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to the Company, any Restricted Subsidiary (other than the Person acquired) or Astor Holdings II, or the properties or assets thereof (other than the properties or assets of the Person so acquired), PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (f) by reason of customary non-assignment or no-subletting provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices; (g) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) Permitted Liens on assets securing permitted Senior Debt; (i) Permitted Refinancing Indebtedness, PROVIDED that the applicable restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;
(j) restrictions with respect solely to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition (including by merger or consolidation) of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, PROVIDED such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary; or (k) the agreement governing Indebtedness permitted pursuant to the provision described in clause (vi) of the second paragraph of Section 4.9 to the extent such agreement restricts transfers of collateral securing such Indebtedness.

         SECTION 4.12   ANTI-LAYERING.

         The Company will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, (ii) no Guarantor will incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to the Note Guarantee executed by such Guarantor and (iii) no Restricted Subsidiary which is not a Guarantor will incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt (other than Indebtedness owing to Astor Holdings II, the Company or any Restricted Subsidiary as permitted under this Indenture).

         SECTION 4.13   ASSET SALES AND SALES OF SUBSIDIARY STOCK.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, engage in any Asset Sale unless (i) the Company delivers to the Trustee an Officers' Certificate stating that such officers have determined in good faith that the Company, the Restricted Subsidiary or Astor Holdings II, as the case may be, will receive consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor (excluding contingent liabilities assumed by the transferee of any such assets) received by the Company, such Restricted Subsidiary or Astor Holdings II, as the case may be, is in the form of cash paid at the closing thereof, PROVIDED that the amount of (x) any liabilities as shown on the most recent balance sheet of the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, from further liability with respect thereto will be deemed to be cash for purposes of this provision and (y) any notes, securities or other items of property received by the Company or any such Restricted Subsidiary or Astor Holdings II, as the case may be, from such transferee that are promptly and in any event within 30 days converted by the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, into cash (to the extent of the cash received) will be deemed to be cash for purposes of this provision and (iii) the Company delivers to the Trustee (a) with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $1.0 million, an Officers' Certificate certifying that such Asset Sale has been approved by a majority of the disinterested members of the applicable Board of Directors, and attaching a resolution of such Board of Directors (x) to such effect and (y) to the effect that it has determined in good faith that the consideration to be received by the Company, the Restricted Subsidiary or Astor Holdings II at the time of such Asset Sale is at least equal to the fair market value of the assets or Equity Interests to be issued or otherwise disposed of and (b) with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $5.0 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, of such Asset Sale from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing provision, if the Company is required to sell all of its Equity Interests in Rheochem in accordance with the terms of the Rheochem Shareholders' Agreement, the consideration received by the Company therefor shall be deemed to be fair market value, and the Company shall not have to provide any evidence to the Trustee as to the fairness of the consideration so received.

         Within 300 days after the receipt of any Net Proceeds from an Asset Sale, the Company and Astor Holdings II may or may cause the relevant Restricted Subsidiary to apply such Net Proceeds, at the Company's option, (a) to permanently reduce Indebtedness under the Senior Bank

Facility (and, in the case of revolving Indebtedness under the Senior Bank Facility, to permanently reduce the commitments thereunder), (b) to permanently reduce Senior Debt of the Company or a Subsidiary Guarantor or (c) to make an investment in a Permitted Business or to make capital expenditures or to acquire other long-term/tangible assets, in each case, engaged or used in a Permitted Business (or make a binding commitment to make such investment, subject only to reasonable and customary closing conditions, and in fact to make such investment within 60 additional days). Pending the final application of any such Net Proceeds, the Company or Astor Holdings II may or may cause the relevant Restricted Subsidiary to temporarily reduce revolving indebtedness under the Senior Bank Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the immediately preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds received by the Company, if any, any Restricted Subsidiary, if any, and Astor Holdings II, if any, exceeds $5.0 million (the "Minimum Accumulation Date"), Astor Holdings II and the relevant Restricted Subsidiaries will pay to the Company all Excess Proceeds, and the Company will be required within 10 business days to make an irrevocable unconditional offer to all Noteholders and to holders of Pari Passu Debt (an "Asset Sale Offer") to purchase, on a PRO RATA basis from the Noteholders and the holders of Pari Passu Debt, the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof PLUS accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Excess Proceeds Payment"). The Asset Sale Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law. Notice of an Asset Sale Offer will be sent on or before the commencement of any Asset Sale Offer by first-class mail, by the Company to each Noteholder or holder of Pari Passu Debt at its registered address, with a copy to the Trustee. The notice to the Noteholder or holder of Pari Passu Debt will contain all information, instructions and materials required by applicable law or otherwise material to such Noteholder's or holder of Pari Passu Debt's decision to tender Notes or Pari Passu Debt pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with the Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                   (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.13;


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

                   (2) the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds, the Excess Proceeds Payment, the amount of accrued and unpaid interest and Liquidated Damages as of the then applicable date of purchase, the Final Put Date (as defined below), and the then applicable date of purchase (the "Asset Sale Purchase Date");

                   (3) that any Note or portion thereof or Pari Passu Debt not tendered or accepted for payment will continue to accrue interest;

                   (4) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the penultimate paragraph of this
    Section 4.13 or such payment is otherwise prevented, any Note or portion thereof or Pari Passu Debt accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the date of purchase;

                   (5) that Noteholders or holders of Pari Passu Debt electing to have a Note or portions thereof or Pari Passu Debt purchased pursuant to an Asset Sale Offer will be required to surrender the Note or Pari Passu Debt, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the date of purchase and
    (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date");

                   (6) that Noteholders or holders of Pari Passu Debt will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the date of purchase, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholders or holders of Pari Passu Debt, the principal amount of the Notes or Pari Passu Debt the Noteholders or holders of Pari Passu Debt are withdrawing and a statement that such Noteholders or holders of Pari Passu Debt is withdrawing their election to have such principal amount of Notes or Pari Passu Debt purchased;



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
                   (7) that if Notes and Pari Passu Debt in an aggregate principal amount in excess of the Excess Proceeds are tendered on or prior to the Final Put Date and not withdrawn, the Trustee shall select the Notes and the Pari Passu Debt to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                   (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

                   (9) a brief description of the circumstances and relevant facts regarding such Asset Sale.

         Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before a date of purchase, the Company shall (i) accept for payment Notes or portions thereof and Pari Passu Debt properly tendered pursuant to the Asset Sale Offer on or before the Final Put Date (on a PRO RATA basis if required pursuant to paragraph (7) of this Section 4.13), (ii) deposit with the Paying Agent Cash sufficient to pay the Excess Proceeds Payment for all Notes or portions thereof and Pari Passu Debt so tendered and accepted and (iii) deliver to the Trustee Notes and Pari Passu Debt so accepted together with an Officers' Certificate stating the Notes or portions thereof and Pari Passu Debt being purchased by the Company. The Paying Agent shall on each date of purchase mail or deliver to Noteholders and holders of Pari Passu Debt so accepted payment in an amount equal to the Excess Proceeds Payment for such Notes and Pari Passu Debt, and the Trustee shall promptly authenticate and mail or deliver to such Noteholders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company shall not have any obligation to accept for payment or pay for any Notes or Pari Passu Debt tendered by a Noteholder or holder of Pari Passu Debt after the Final Put Date. Any Note or Pari Passu Debt not so accepted shall be promptly mailed or delivered by the Company to the Noteholder or holder of Pari Passu Debt thereof.

         If the amount required to be paid by the Company in order to acquire all Notes and Pari Passu Debt duly


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

tendered by Noteholders or holders of Pari Passu Debt (and not withdrawn) pursuant to an Asset Sale Offer (the "Acceptance Amount") made pursuant to the third paragraph of this Section 4.13 is less than the Excess Proceeds, the excess of the Excess Proceeds over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Indenture, the amount of Excess Proceeds will be reduced to zero irrespective of the amount of Notes and Pari Passu Debt tendered pursuant to the Asset Sale Offer.

         SECTION 4.14   LIENS.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom except Permitted Liens, unless the Obligations due under this Indenture and the Notes are secured, on an equal and ratable basis (or on a senior basis, in the case of Obligations under Indebtedness subordinated in right of payment to the Notes), with the Obligations so secured.

         SECTION 4.15   TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Restricted Subsidiary to, and Astor Holdings II will not, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, an Officers' Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and attaching a resolution of the Board of Directors (x) to such effect and
(y) to the effect that it has determined in good faith that such transaction complies with clause (i) above, and (b) with respect to any Affiliate Transaction or series


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

of related Affiliate Transactions involving aggregate consideration in excess of $500,000, an Officers' Certificate certifying that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and attaching a resolution of the Board of Directors (x) to such effect and (y) to the effect that it has determined in good faith that such transaction complies with clause (i) above, and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary or Astor Holdings II, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED that transactions with Rheochem in the ordinary course of business consistent with past practices will not be subject to clause (ii) above, and PROVIDED FURTHER that the following shall not be deemed Affiliate Transactions (a) any reasonable and customary employment agreement, employment benefit plan or other compensation plan entered into by the Company or any Restricted Subsidiary or Astor Holdings II, as the case may be, in the ordinary course of business, (b) reasonable and customary directors' fees and indemnification arrangements in the ordinary course of business, (c) reasonable and customary payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (d) loans or advances to officers or employees of the Company or any Restricted Subsidiary to pay business related travel expenses or reasonable relocation costs of such officers or employees in connection with their employment by the Company or any Restricted Subsidiary, (e) transactions between or among any combination of the Company and the Guarantors, (f) any transfer of tax benefits and any tax sharing or tax loss surrender arrangements and any intercompany sales of inventory between or among any combination of the Company, Astor Holdings II and any Restricted Subsidiary or between or among one or more Restricted Subsidiaries,
(g) payments under the Management Services Agreement, (h) payments under the Tax Sharing Agreement, (i) payment of administrative fees in respect of certain partnerships that are investors in the Parent, in an aggregate amount not exceeding $28,000 per twelve-month period, (j) payments to the Parent or Astor Holdings II to pay operating expenses of the Parent and Astor Holdings II incurred in the ordinary course of business in an aggregate amount not to exceed $50,000 in any twelve-month period, (k) payments made to the Parent or Astor Holdings II to reimburse the Parent or Astor Holdings II for costs, fees and expenses incident to a registration of any of the capital stock of the Parent or Astor Holdings II for an offering under the Securities Act, so long as (A) a portion of the proceeds of such offering (if it is completed) are contributed to, or otherwise used for the benefit of, the Company and (B) the costs, fees and expenses are allocated among the Parent or Astor Holdings and any selling shareholders in such proportions as is required by the Stockholders Agreement as in effect on the Issue Date or, if or to the extent that the Stockholders Agreement is not applicable, as is appropriate to reflect the relative proceeds received by the Parent or Astor Holdings II and


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

such selling shareholders and (l) Restricted Payments permitted by the provisions described above under clauses (i), (iii), (iv), (v), (vi), (vii) of the second paragraph of Section 4.10.

         SECTION 4.16   LINE OF BUSINESS.

         The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business. Astor Holdings II will hold the Capital Stock of and certain instruments representing the Indebtedness of the Company and/or Restricted Subsidiaries, but will not have any other assets.

         SECTION 4.17   FUTURE SUBSIDIARY GUARANTORS.

         If the Company shall acquire or create after the Issue Date, directly or indirectly, another Domestic Restricted Subsidiary (including upon any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary and becoming a Domestic Restricted Subsidiary), then such newly acquired or created Domestic Restricted Subsidiary shall execute a Note Guarantee and a supplemental indenture evidencing its Guarantee of the Notes and deliver an opinion of counsel in accordance with the terms of this Indenture. The Company may elect, from time to time, on or after the Issue Date, to cause one or more other Restricted Subsidiaries to become a Subsidiary Guarantor by executing a Note Guarantee and a supplemental indenture evidencing its Guarantee of the Notes. The Company shall also deliver an Opinion of Counsel to the Trustee stating that such Note Guarantee and supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent have been met.

         As of the Issue Date, (i) ABI Corporation holds Capital Stock of the Company and (ii) ABI Acquisitions 1 plc holds Capital Stock of a Restricted Subsidiary and certain instruments representing Indebtedness of ABI Acquisition 2 plc. The Company will not permit either of ABI Corporation or ABI Acquisition 1 plc to have any other assets or to conduct any other business activities until such time as such entity executes a Note Guarantee and a supplemental indenture in accordance with the provisions of this Section.

         In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the



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

event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantee, PROVIDED that such sale or other disposition is permitted by and the Net Proceeds of such sale or other disposition are applied in accordance with
Section 4.13.

          SECTION 4.18   WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, or premium of, or interest or Liquidated Damages on the Notes as contemplated herein, wherever enacted, nor or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

          SECTION 5.1    LIMITATION ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Company and Astor Holdings II may not consolidate or merge with or into (whether or not the Company or Astor Holdings II, as the case may be, is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Persons or entity unless (i) the Company or Astor Holdings II, as the case may be, is the surviving corporation or entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or Astor Holdings II, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or Astor

Holdings II, as the case may be) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or Astor Holdings II, as the case may be, under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company or Astor Holdings II, as the case may be, with or into the Company or Astor Holdings II, as the case may be, or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company or Astor Holdings II, as the case may be, immediately preceding the transaction and (B) will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.9.

          SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or Astor Holdings II in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company or Astor Holdings II is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Astor Holdings II, as the case may be, under this Indenture with the same effect as if such successor corporation had been named therein as the Company or Astor Holdings II, as the case may be, and the Company or Astor Holdings II, as the case may be, shall be released from the obligations under the Notes, the Note Guarantees and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.


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

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1    EVENTS OF DEFAULT.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by the provisions of Article XII);

               (2) default in payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise (whether or not prohibited by the provisions of Article XII) including, without limitation, payments of any required Change of Control Payment or Excess Proceeds Payment;

               (3) failure by the Company or any Guarantor to comply with its obligations with respect to the making of a Change of Control Offer or an Asset Sale Offer as described under Article XI or under Section 4.13;

               (4) failure by the Company or any Guarantor to comply with its other obligations described under Article XI or Section 4.13 or its obligations described under Section 4.9 or Section 4.10 and such failure continues for a period of 30 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (5) failure by the Company or any Guarantor to comply with its other agreements in the Indenture or the Notes and such failure continues for 60 consecutive days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

               (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or Astor Holdings II (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary or Astor Holdings II) whether such Indebtedness or Guarantee exists on the Issue Date, or is created after the Issue Date, which default (a) is caused by a failure to pay any such Indebtedness at its stated final maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (the amount of such missed payment of principal, a "Payment Default Amount") or
     (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the aggregate principal amount of all such Indebtedness referred to in clause (b) together with the aggregate Payment Default Amount at such time aggregates $5.0 million or more;

               (7) failure by the Company or any Restricted Subsidiary or Astor Holdings II to pay final judgments aggregating in excess of $5.0 million, which judgments are not stayed, bonded or discharged within 60 days after their entry;

               (8) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

               (9) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries or Astor Holdings II as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries or Astor Holdings II under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction regarding the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries or Astor Holdings II, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (10) the Company or any of its Significant Subsidiaries or Astor Holdings II shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit or creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

          Notwithstanding the 30-day period and notice requirement contained in
Section 6.1(4) above, (i) with respect to a default under Article XI the 30-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; PROVIDED that if the breach or default is a result of a default in the payment when due of the Change of Control Payment, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date; and (ii) with respect to a default under Section 4.13, the 30-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the notice of an Asset Sale Offer is required to be sent in the event that the Company has not complied with the provisions of Section 4.13 requiring the giving of such notice, and the Trustee or Holders of at least 25% in principal amount of the outstanding Notes thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; PROVIDED that if the breach or default is a result of a default in the payment when due of the Excess Proceeds Payment, such default shall be deemed, for purposes of this Section 6.1, to arise no later than on such due date.


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

          If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

          SECTION 6.2    ACCELERATION OF MATURITY DATE; RESCISSION AND
ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 6.1(9) or (10) relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes, determined as set forth below, including in each case accrued interest thereon, to be due and payable immediately; PROVIDED that if any Designated Senior Debt is outstanding, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five Business Days after the provision to the Company and the Agent under the Senior Bank Facility and the holders of other Designated Senior Debt or their representative (in each case at the address for notices then most recently provided to the Trustee by such holders or such representative) of written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Senior Bank Facility. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(6) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 45 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(6) above has occurred that has not been cured or waived, or as to which the declaration has not been rescinded, within 45 days of the declaration of such acceleration in respect of such Indebtedness. Notwithstanding the foregoing, if an Event of Default specified in Section 6.1(9) or (10) relating to the Company, any Subsidiary that would constitute a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) or Astor Holding II occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders.


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

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                    (A) all overdue interest or Liquidated Damages on all Notes,

                    (B) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and

               (2) all Events of Default, other than the non-payment of the principal of, or premium, if any, or interest or Liquidated Damages on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in
     Section 11.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.


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          The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, and premium (if any), interest and Liquidated Damages (if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, (premium, if any) and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the trustee and its agents and counsel.


          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4    TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including


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               (1)  to file and prove a claim for the whole amount of principal
     (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel) and of the Holders allowed in such judicial proceeding, and

               (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.


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          SECTION 6.6    PRIORITIES.

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), Liquidated Damages (if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if full paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, or premium (if any), interest or Liquidated Damages (if any) on the Notes, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), interest or Liquidated Damages (if any), respectively; and

          THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7    LIMITATION ON SUITS.

          No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (B) the Holders of not less than 25% in principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable note or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;


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

               (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

is being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal ratable benefit of all the Holders.

          SECTION 6.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, INTEREST AND LIQUIDATED DAMAGES.

          Except as provided in Article XII, notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), interest and Liquidated Damages (if any) on, such Note on the dates such amounts become due and payable (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and in the case of the Excess Proceeds Payment, on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9    RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


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

          SECTION 6.10   DELAY OR OMISSION NOT WAIVER.

          No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11   CONTROL BY HOLDERS.

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, PROVIDED that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture.

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudiced to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such discretion.


          SECTION 6.12   WAIVER OF PAST DEFAULT.

          Subject to Section 6.8, the Holder or Holders of at least fifty percent in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Notes, waive any past default hereunder and its consequences, except a default.

               (A) in the payment of the principal of, premium, if any, or interest or Liquidated Damages on, any Note as specified in clauses (1) and
     (2) of Section 6.1 and not yet cured, or

               (B)  in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be


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

deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13   UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest or Liquidated Damages on, any Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14   RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                   ARTICLE VII

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.



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

          SECTION 7.1    DUTIES OF TRUSTEE.

               (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of a Default or an Event of
Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that;

               (1) This paragraph does not limit the effect or paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity


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

against such risk or liability is not reasonably assured to it.

               (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

               (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.


          SECTION 7.2    RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificates or advice of counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee


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

reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

               (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and 7.11.

          SECTION 7.4    TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5    NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest or Liquidated Damages on, any Note (including the payment of the Change of Control Payment on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in


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

good faith determines that withholding the notice is in the interest of the Noteholders.

          The Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

          SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          SECTION 7.7    COMPENSATION AND INDEMNITY.

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel) loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the



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

Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim, and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel, and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; PROVIDED that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, and premium, if any, interest and Liquidated Damages on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8    REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10;

               (b)  the Trustee is adjudged bankrupt or insolvent;


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

               (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder of Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and after all amounts provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company and the Guarantors' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.


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

          SECTION 7.10   ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

          SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
DEFEASANCE.

          The Company may, at its option at any time, elect to have Section 8.2 or Section 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such section, payments


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in respect of the principal of, and premium, if any, interest and Liquidated
Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7. 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

          SECTION 8.3    COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and Article V with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 6.1(5) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this
Section 8.3, Sections 6.1(6) and 6.1(7) shall not constitute Events of Default.

          SECTION 8.4    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Notes:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article


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VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and premium, if any, interest and Liquidated Damages, if any, on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be; PROVIDED that the Trustee shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Notes.

          (b) In the case of an election under Section 8.2 prior to April 15, 2006, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) In the case of an election under Section 8.3 prior to April 15, 2006, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, in so far as Section 6.1(9) or (10) is


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concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent of which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under
Section 8.3 will cease to be in effect unless an Event of Default under Section 6.1(9) or (10) occurs during such period);

          (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument other than the Indenture to which the Company, the Guarantors, or any Restricted Subsidiary is a party or by which any of them is bound;

          (f) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.2 or 8.3 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

          SECTION 8.5 DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest, and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.


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          SECTION 8.6    REPAYMENT TO THE COMPANY.

          (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any Cash and U.S. Government Obligations (including the proceeds thereof) held by them at any time in excess of amounts required to pay principal of, and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the applicable date.

          (b) Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request; and the Holder of such Notes shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMEs and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.7    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 and 8.3, as the case may be; PROVIDED that, if the Company makes any payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Cash or U.S. Government Obligations held by the Trustee or Paying Agent.


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                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1    SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holder, the Company (when authorized by Board Resolutions) and the Trustee, at any time and from time to time, may amend or supplement the Indenture or the Notes or the Note Guarantees in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or to make any other change that does not adversely affect the legal rights of any Holder under the Indenture, provided that the Company or the Guarantors have delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

          (4) to provide for additional Guarantors of the Notes or the release, in accordance with Section 4.17, of any Guarantor or the Note Guarantees;

          (5) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Notes in accordance with Article V;

          (6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

          (7)  to provide for the issuance and authorization of the New Notes;
or


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          (8)  if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, to provide for the issuance of Pari Passu Debt pursuant to such an indenture supplemental hereto in an aggregate principal amount at any time outstanding not to exceed $40.0 million; PROVIDED that the provisions of such a supplemental indenture would not have a material adverse effect on the rights and entitlements of the Holders of the original issuance of Notes hereunder.

          SECTION 9.2 AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 6.8, with the consent of the Holders of at least the majority in aggregate principal amount of then outstanding Notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for, Notes), by written act of said Holders delivered to the Company and the Trustee, the Company when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or supplemental indentures hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes. Subject to Section 6.8, the Holder or Holders of not less than a majority in principal amount of then outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, (a) without the consent of the Holders of at least 75% in aggregate principal amount of the Notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), make any change in the provision contained in Sections 4.13, 11.1 and Article XII that adversely affects the rights of any Holder of Notes (other than a reduction of the Change of Control Payment or the Excess Proceeds Payment as provided in clause (3) below or a change in the time of any such payment not required by applicable law), and (b) without the consent of the Holder of each outstanding Note affected thereby:

          (1) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

          (2) reduce the rate or change the time for payment of interest on any Note;

          (3) reduce the principal amount of any Note, or reduce the Change of Control Payment, the Excess Proceeds


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Payment or the Redemption Price or change the time (other than changes required by applicable law) of any required redemption or repurchase with respect to the Notes;

          (4)  change the Stated Maturity of any Note;

          (5) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except that Holders of more than 50% in aggregate principal amount of the Notes may rescind acceleration of the Notes and waive the payment default that resulted from such acceleration);

          (6)  make any changes to the provisions of this third sentence of this
Section 9.2;

          (7) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable) and the Notes as in effect on the date hereof; or

          (8)  release any Note Guarantee other than pursuant to Section 4.17.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.


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          SECTION 9.3    COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Person (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and premium, interest and Liquidated Damages on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.


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          SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

          SECTION 9.7    EFFECT ON SENIOR DEBT.

          No supplemental indenture shall adversely affect the rights of any holders of Senior Debt under Article Twelve unless the requisite holders of each issue of Senior Debt affected thereby shall have consented to such supplemental indenture.


                                    ARTICLE X

                             MEETINGS OF NOTEHOLDERS

          SECTION 10.1   PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

          A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

          (a) to give any notice to the Company, any Guarantor or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences,


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or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VI;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII;

          (c) to consent to an amendment, supplement or waiver and the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

          (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

          SECTION 10.2   MANNER OF CALLING MEETINGS.

          The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the City of New York, New York or elsewhere as the Trustee shall determine. Notice of each meeting of Noteholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for such meeting.

          Any meeting of Noteholders shall be valid without notice if the Holders of all Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          SECTION 10.3   CALL OF MEETINGS BY THE COMPANY OR HOLDERS.

          In case at any time the Company or the Holders of not less than 20% in aggregate principal amount of the Notes then outstanding shall have requested the Trustee to call a meeting of Noteholders of take any action specified in
Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the


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Company or the Holders of Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting, for purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in The City of New York, State of New York; the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

          SECTION 10.4   WHO MAY ATTEND AND VOTE AT MEETINGS.

          To be entitled to vote at any meeting of Noteholders, a Person shall
(a) be a registered holder of one or more Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and the Guarantors and their counsel.

          SECTION 10.5. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case



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may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

          At any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; PROVIDED that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

          SECTION 10.6   VOTING AT THE MEETING AND RECORD TO BE KEPT.

          The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. Subject to the Trustee's regulations adopted under Section 10.5, the permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting, and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits, by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting, and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.


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          SECTION 10.7   EXERCISE OF RIGHTS OF TRUSTEE OR NOTEHOLDERS MAY NOT BE
HINDERED OR DELAYED BY CALL OF MEETING.

          Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                   ARTICLE XI

                           RIGHT TO REQUIRE REPURCHASE

          SECTION 11.1 REPURCHASE OF NOTES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

          (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) at a cash price (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to and including the date (the "Change of Control Payment Date") the Notes tendered are purchased and paid for in accordance with this Article XI which shall be three Business Days after the Change of Control Put Date.

          Prior to complying with the provisions of this Article XI, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes under this Article XI.

          (b) In the event of a Change of Control, the Company shall be required to commence an offer to purchase Notes (a "Change of Control Offer") as follows:

          (1) the Company shall provide the Trustee with notice of the Change of Control Offer at least five Business Days before the commencement of any Change of Control Offer;

          (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a


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     longer period is required by applicable law after the occurrence of the
     Change of Control; and

          (3) within 30 days following any Change of Control, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Noteholders which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Payment, including the amount of accrued and unpaid interest and Liquidated Damages as of the then applicable Change of Control Payment Date and the Change of Control Put Date (as defined below);

              (iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this Article XI or such payment is prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;


               (v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Change of Control Put Date");

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of


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     business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased;

              (vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

             (viii) a brief description of the events resulting in such Change of Control.

          Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Change of Control Payment (including accrued and unpaid interest and Liquidated Damages) for all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall on the Change of Control Payment Date mail to Holders of Notes so accepted payment in an amount equal to the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail or deliver (or cause to be transferred by book entry) to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered PROVIDED, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall not have any obligation to accept for payment or pay for any Notes tendered by a Holder after the Change of Control Put Date. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          The Company will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the



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requirements set forth in this Section and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer


                                   ARTICLE XII

                                  SUBORDINATION

          SECTION 12.1   NOTES SUBORDINATED TO SENIOR DEBT.

          The Company and the Guarantors and each Holder, by its acceptance of Notes, agree that (a) the payment of the principal of and interest on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company and the Guarantors (including, without limitation, pursuant to Section 4.13 or 11.1 or by acceleration) is subordinated, to the extent and in the manner provided in this
Article XII, to the prior payment in full in Cash or U.S. Legal Tender Equivalents of all Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and anyone or more of them may enforce such provisions.

          SECTION 12.2   NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

          (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company or a Guarantor, as applicable, on account of any Obligation in respect of the Notes, including the principal of, or premium, if any, interest or Liquidated Damages on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes (or Liquidated Damages pursuant to the Registration Rights Agreement), in any such case for cash, property or securities (except in Permitted Junior Securities or from the trust described under Article VIII), in the event of default in payment of any principal of, or premium, if any, or interest on Designated Senior Debt of the Company or such Guarantor (and, in the case of Senior Debt under the Senior Bank Facility, all other monetary obligations in respect thereof) when the same becomes due and payable beyond any applicable period of grace, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default") unless and


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until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Debt to declare such Designated Senior Debt to be due and payable (or, in the case of letters of credit, require cash collateralization thereof) and (ii) written notice of such event of default given to the Trustee by the Company or the representative under the Senior Bank Facility or the holders of any other Designated Senior Debt or their representative (a "Payment Blockage Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any guarantor which is an obligor under such Designated Senior Debt on account of any Obligation in respect of the Notes, including the principal of, or premium, if any, interest or Liquidated Damages on the Notes, or to repurchase any of the Notes, or on account of the redemption provisions of the Notes (or liquidated damages pursuant to the Registration Rights Agreement), in any such case, other than payments made in Permitted Junior Securities or from the trust described under Article VIII. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety (or cash collateral is required for letters of credit) within 179 days after the Payment Blockage Notice is delivered as set forth above (such period of 179 or fewer days being hereinafter referred to as the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Blockage Notices may be given; PROVIDED that (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

          (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets on account of any Obligation in respect of the Notes, including principal of or interest on the Notes or to defease or acquire any of the Notes (including repurchases of Notes pursuant to Section 4.13 or 11.1), or on account of


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the redemption provisions of the Notes (or Liquidated Damages pursuant to the
Registration Rights Agreement) shall be made for cash, property or securities (excluding payments made with Permitted Junior Securities or from the trust described under Article VIII) by the Company or any of the Guarantors and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as the Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section 12.2, then, unless such payment or distribution is no longer prohibited by this Section 12.2, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Debt of the Company or such Guarantor, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Debt of the Company or such Guarantor remaining unpaid or unprovided for, or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt of the Company or such Guarantor may have been issued, ratably, according to the aggregate amounts unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid or unprovided for, to the extent necessary to pay or provide for the payment of all such Senior Debt in full in Cash or U.S. Legal Tender Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than Cash or U.S. Legal Tender Equivalents after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt.

          SECTION 12.3 NOTES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

          Upon any distribution of assets of the Company or any Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, shall first be entitled to receive payments in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not payable or allowable in such proceeding) in Cash or U.S. Legal Tender


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

Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than Cash or U.S. Legal Tender Equivalents (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of any Obligation in respect of the Notes, including the principal of, and premium, if any, interest and Liquidated Damages, if any, on the Notes (except Holders may receive Permitted Junior Securities and payments made from the trust described in Article VIII);

          (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (excluding payments made with Permitted Junior Securities and from the trust described in Article VIII), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise) except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of such Senior Debt or their representative or representatives or to the Trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued, ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full in Cash or U.S. Legal Tender Equivalents (or have such payment duly provided for) all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Debt; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor of any kind or character from any source, whether in Cash, property or securities (other than Permitted Junior Securities or payments from the trust described in Article VIII), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of any Obligation in respect of the Notes, including the principal of, and premium, if any, interest and Liquidated Damages, if any, on the Notes or to repurchase any of the Notes, or on account of the redemption provisions of the Notes, before all Senior Debt of the Company or any Guarantor is paid in full in Cash or U.S. Legal Tender Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than Cash or U.S. Legal tender Equivalents, such payment or distribution (subject to the provisions of Section 12.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Debt, or their respective representative or


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

representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued, ratably according to the respective amounts of such Senior Debt held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Debt, but only to the extent that as to any holder of such Senior Debt, as promptly as practical following notice from the Trustee to the holders of such Senior Debt that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Debt, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to or for the holders of such Senior Debt.

          SECTION 12.4 NOTEHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

          Subject to the payment in full in Cash or U.S. Legal Tender Equivalents of all Senior Debt of the Company or any Guarantor as provided herein or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than Cash or U.S. Legal Tender Equivalents, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company or such Guarantor applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XII shall have been applied pursuant to the provisions of this Article XII, to the payment of amounts payable under Senior Debt of the Company or any Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in


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

excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in Cash or U.S. Legal Tender Equivalents.

          SECTION 12.5 OBLIGATIONS OF THE COMPANY AND THE GUARANTORS UNCONDITIONAL.

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the Obligations in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XII, of the holders of Senior Debt in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Notes, upon any distribution of assets of the Company and the Guarantors referred to in this Article XII, the Trustee, subject to the provisions of Section 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to


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such payment, written notice thereof from the Company or from one or more holders of Senior Debt or from any representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists. Nothing in this Article XII shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

          SECTION 12.7   APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Noteholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the Senior Bank Facility and (ii) allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of, or premium, if any, or interest on any Notes shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; PROVIDED, THAT, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of principal of, or premium, of any, or interest or Liquidated Damages on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          SECTION 12.8 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY, THE GUARANTOR OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The




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holders of Senior Debt may extend, renew, modify or amend the terms of the
Senior Debt or any note therefor and release, sell or exchange such note and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

          Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Twelve or of the Notes relating to the subordination thereof.

          SECTION 12.9 NOTEHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF NOTES.

          Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. if the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then each holder of the Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of said


                                       105

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Notes.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued to authorize or consent to or accept or adopt on behalf of any Note holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing such Senior Debt may have been issued to vote in respect of the claim of any Noteholder in any such proceeding.

          SECTION 12.10  RIGHT OF TRUSTEE TO HOLD SENIOR DEBT.

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 12.11  ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of, or premium, if any, or interest or Liquidated Damages on the Notes by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the holders from exercising any right hereunder other than the right to receive payment on the Notes.

          SECTION 12.12  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative.


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                                  ARTICLE XIII

                                 NOTE GUARANTEE

          SECTION 13.1   NOTE GUARANTEE.

          (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to the fullest extent permitted by applicable law, each of the Guarantors hereby irrevocably and unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (w) the principal of, and premium (if any), interest and Liquidated Damages (if any) on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and
(y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, each Guarantor shall be obligated, subject to the provisions of Article XII, to pay the same before failure so to pay becomes an Event of Default.

          (b) Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Note Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this


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Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Note Guarantee.

          (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Note Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Note Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Note Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; PROVIDED that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          SECTION 13.2   EXECUTION AND DELIVERY OF NOTE GUARANTEE.

          To evidence its Note Guarantee set forth in Section 13.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form annexed hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

          Each Guarantor agrees that its Note Guarantee set forth in Section
13.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          If an Officer whose signature is on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed, such Note Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

          SECTION 13.3   FUTURE SUBSIDIARY GUARANTORS.

          The Company and the Guarantors covenant and agree that they shall cause each Domestic Restricted Subsidiary of the Company acquired or created after the Issue Date to execute a Note Guarantee in the form of EXHIBIT B hereto in accordance with the covenant provided under Section 4.17 and will cause such Domestic Restricted Subsidiary to execute a supplemental Indenture hereto for the purpose of adding such Domestic Restricted Subsidiary as a Guarantor hereunder.

          SECTION 13.4   CERTAIN BANKRUPTCY EVENTS.

          Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or prohibit (even temporarily) execution on the Note Guarantee hereby and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

                                   ARTICLE XIV

                                  MISCELLANEOUS

          SECTION 14.1   TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 14.2   NOTICES.

          Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

          Astor Corporation
          8521 Six Forks Road
          Raleigh, North Carolina 27615
          Attention:  Chief Financial Officer
          Telecopy:  (919) 846-8283

          if to the Trustee:

          State Street Bank and Trust Company
          Two International Place, 4th Floor
          Boston, Massachusetts 02110
          Attention:  Corporate Trust Department
          Telecopy:  (617) 664-5374

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication made to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 14.3   COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 14.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

               (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

               (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

          SECTION 14.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; PROVIDED, HOWEVER, that with respect to such matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 14.6   RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of the Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 14.7   LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 14.8   GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL EFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 14.9   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


          SECTION 14.10  NO RECOURSE AGAINST OTHERS.

          No partner, incorporator, direct or indirect stockholder, director, officer, employee or affiliate (other than the Company and the Guarantors), as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability for any obligations of the Company and the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee or affiliate (other than the Company and the Guarantors). Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 14.11  SUCCESSORS.

          All agreements of the Company and the Guarantor in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 14.12  DUPLICATE ORIGINALS.

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 14.13  SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 14.14  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 14.15  QUALIFICATION OF INDENTURE.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 14.16  REGISTRATION RIGHTS.

          Certain Holders of the Notes may be entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                         ASTOR CORPORATION,
[Seal]

                         By: /s/ John F. Gottshall
                             -----------------------
                             Name:
                             Title:

Attest: /s/ David E. Hawkins
        ----------------------
        Secretary




GUARANTOR:               ASTOR HOLDINGS II, INC.



                         By: /s/ John F. Gottshall
                             ---------------------
                             Name:
                             Title:




                         STATE STREET BANK
                           AND TRUST COMPANY,


                         ---------------------------
                         as Trustee



                         By: /s/ E. Decker Adams
                             -----------------------
                             Name:
                             Title:

                                                                       Exhibit A



                                  FORM OF NOTE

                                ASTOR CORPORATION

                        10 1/2% SENIOR SUBORDINATED NOTE
                                    DUE 2006



No.                                                             CUSIP No.
                                                                     $


          Astor Corporation, a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $___________ Dollars, on October 15, 2006.

          Interest Payment Dates: October 15 and April 15, commencing on April 15, 1997.

          Record Dates:  October 1 and April 1.

          Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth as this place.


Dated: ____________, 1996


                              ASTOR CORPORATION



                         By:  ______________________
                              Name:
                              Title:

Attest: ________________
        Secretary

                FORM OF TRUSTEE'S CERTIFICATION OF AUTHENTICATION


     This is one of the Notes described in the within-mentioned Indenture.


                              ________________________
                              as Trustee



                         By:  ________________________
                              Authorized Signature


Dated: ___________, ____

                                ASTOR CORPORATION

                        10 1/2% SENIOR SUBORDINATED NOTE
                                    DUE 2006



          Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the depositary or another nominee of the Depositary or by the Depositary of any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)



          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. BY ITS ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QUALIFIED INSTITUTIONAL BUYER") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR"


--------------------

     (1) This paragraph should only be added if the Note is issued in global form.

          (AS DEFINED IN RULE 501(A)(1), (2) (3) OR (7) UNDER THE
          SECURITIES ACT).

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE OF THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISIONS) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO ASTOR CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ASTOR CORPORATION'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON

          THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO ASTOR CORPORATION AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.(2)


1.   INTEREST.

          Astor Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 10 1/2% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 1/2% per annum compounded semi-annually.

          The Company will pay interest semi-annually on October 15 and April 15 of each year (each, and "Interest Payment Date"), commencing on April 15, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company will pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

--------------------

     (2)  This legend should not be added to New Notes.

3.   PAYING AGENT AND REGISTRAR.

          Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   INDENTURE.

          The Company issued the Notes under an Indenture, dated as of October 8, 1996 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

5.   REDEMPTION.

          The Notes may be redeemed in whole or from time to time in part at any time on and after October 15, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages thereon to the Redemption Date. The Notes may not be so redeemed prior to October 15, 2001 (other than out of the Net Proceeds of certain issuances of common stock of the Company described below).

     -----------------------------------------------------------------------
        If redeemed during the
        12-month period
        beginning                                      Redemption Price
     -----------------------------------------------------------------------
        2001 . . . . . . . . . . . . . . . . . . .          105.25%
        2002 . . . . . . . . . . . . . . . . . . .          103.50%
        2003 . . . . . . . . . . . . . . . . . . .          101.75%
        2004 and thereafter. . . . . . . . . . . .          100.00%
     -----------------------------------------------------------------------

          Notwithstanding the foregoing, at any time prior to October 15, 1999, the Company may also redeem up to $35.0 million aggregate principal amount of the Notes at a Redemption Price equal to 109.5% of the principal amount of the Notes, together with accrued and unpaid interests to the Redemption Date with the Net Proceeds from one or more Public Equity Offering in the case of an offering by the

Company, or from such proceeds invested directly or indirectly by the Parent or Astor Holdings II in Qualified Capital Stock in the case of an offering by the Parent or Astor Holdings II; PROVIDED that at least $75.0 million in aggregate principal amount of the Notes originally issued remain outstanding after each such redemption and that each such redemption occurs within 75 days after the receipt of such Net Proceeds.

          Any such redemption will comply with Article III of the Indenture.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.1 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2001, then an amount equivalent to the Redemption Price applicable to redemptions made during the twelve-month period following October 15, 2001 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

6.   NOTICE OF REDEMPTION.

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Notes called for redemption is not prohibited under Article XII of the Indenture, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.   DENOMINATIONS; TRANSFER; EXCHANGE.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided that Notes will initially be issued only to Institutional Accredited Investors in denominations of $250,000 and any multiple of $1,000 in excess thereof. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsement and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.   PERSONS DEEMED OWNERS.

          The registered Holder of a Note may be treated as the owner of it for all purposes.

9.   UNCLAIMED MONEY.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, and premium, if any, interest and Liquidated Damages on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding their obligation to pay principal of, and premium, if any, interest and Liquidated Damages, if any, on the Notes). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may, within one year of the Stated Maturity of the Notes, elect to have its and the Guarantors' obligations discharged with respect to outstanding Notes.

11.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

12.  RESTRICTIVE COVENANTS.

          The Indenture imposes certain limitations on the ability of the Company and the Guarantors to, among other things, incur additional Indebtedness and issue Disqualified Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  RANKING.

          Payment of principal, and premium, if any, interest and Liquidated Damages, if any, on the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt.

14.  REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. Holders of Notes will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in its business or to make an offer to purchase each Holder's Notes at 100% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the purchase date.


15.  SUCCESSORS.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.  DEFAULTS AND REMEDIES.

          If an Event of Default occurs and is continuing (other than as an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.  TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture may, in its individual or any other capacity, make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  NO RECOURSE AGAINST OTHERS.

          No partner, incorporator, direct or indirect stockholder, director, officer, employee or affiliate (other than the Company or the Guarantors), as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability for any obligations of the Company and the Guarantors under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation by reason of his, her or its status as such partner, incorporator, stockholder, director, officer, employee or affiliate. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  AUTHENTICATION.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  ABBREVIATIONS AND DEFINED TERMS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.  CUSIP NUMBERS.


          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22.  ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.

          In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, including without limitation the right to receive Liquidated Damages as provided therein.

                               FORM OF ASSIGNMENT



          I or we assign this Note to

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
(Print or type name, address and zip code of assignee)


          Please insert Social Security Number or other identifying number of assignee

--------------------------

and irrevocably appoint _______________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:             Signed:
       -----------         ---------------------------------
                           Signature Guaranteed by an
                            institution member of the
                      Signature Guaranty Medallion Program

     ----------------------------------------------------------------------

                        (Sign exactly as name appears on
                          the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Article XI of the Indenture, check the appropriate box: /__/ Section 4.13 /__/ Article XI

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Article XI of the Indenture, as the case may be, state the amount you want to be purchased: $____________


Date:                   Signature:
     ------------------            -------------------------
                                   (Sign exactly as your
                                   name appears on the
                                   other side of this
                                   Note)

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

          The following exchanges of a part of this Global Note for Definitive Notes have been made:



                                                 Principal          Signature of
            Amount of          Amount of         Amount of this     authorized
            decrease in        increase in       Global Note        officer of
            Principal          Principal         following such     Trustee or
 Date of    Amount of this     Amount of this    decrease (or       Notes
 Exchange   Global Note        Global Note       increase)          Custodian
--------------------------------------------------------------------------------


--------------------

          (3)This schedule should only be added if the Note is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES(4)


Re:  10 1/2% SENIOR SUBORDINATED NOTES DUE 2006 OF ASTOR CORPORATION

          This Certificate relates to $         principal amount of Notes held
in (check applicable space)         book-entry or               definitive form
by               (the "Transferor").

The Transferor (check applicable box):

     / / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     / / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

     / / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) of the Indenture).

     / / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(b)(i) or Section 2.6(c) of the Indenture) or pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.6(b)(i) or Section 2.6(c) of the Indenture).

     / / Such Note is being transformed to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is acquiring the note for its own account, or for the account of such an

--------------------

          (4)The following should be included only for Initial Securities.

institutional "accredited investor", in each case in a minimum principal amount of the Notes of $250,000, not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

     / / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

     / / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.



                    ----------------------------
                    [INSERT NAME OF TRANSFEROR]


                    By:
                       -------------------------

Date:
     ----------------------

                                                                       EXHIBIT B


                             FORM OF NOTE GUARANTEE



          For value received, _______________, a _________ corporation, hereby unconditionally guarantees to the Holder of the Note upon which this Note Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Note and this Note Guarantee were issued, of the principal of, premium (if any), interest and Liquidated Damages (if any) on such Note when and as the same shall become due and payable for any reason according to the terms of such Note, Article XIII and Section 4.17 of the Indenture. The Note Guarantee of the Note upon which this Note Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Note.



                                                 ----------------------------

                                                 By:
                                                    -------------------------

                                                 Attest:
                                                        ---------------------